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    Carolina Power & Light Company
    BALANCE SHEETS                                                     September 30           December 31
    (In thousands)                                                     ------------           -----------
                                                                   1994            1993           1993
                                                                   ----            ----           ----

                             ASSETS
    Electric Utility Plant
      Electric utility plant in service......................$   9,076,667    $  8,712,154  $   8,789,518
      Accumulated depreciation...............................   (3,132,176)     (2,833,044)    (2,897,832)
                                                               ------------    ------------   ------------
             Electric utility plant in service, net..........    5,944,491       5,879,110      5,891,686
      Held for future use....................................       13,222          13,284         13,300
      Construction work in progress..........................      193,286         282,252        309,713
      Nuclear fuel, net of amortization......................      181,399         209,291        217,488
                                                               ------------    ------------   ------------
             Total Electric Utility Plant, Net...............    6,332,398       6,383,937      6,432,187
                                                               ------------    ------------   ------------

    Current Assets
      Cash and cash equivalents..............................       48,419         160,876         23,607
      Accounts receivable....................................      314,790         367,595        321,309
      Fuel...................................................       71,439          74,207         62,029
      Materials and supplies.................................      121,934         113,493        111,052
      Prepayments............................................       41,233          44,474         46,869
      Other current assets...................................       26,896          18,787         18,591
                                                               ------------    ------------   ------------
             Total Current Assets............................      624,711         779,432        583,457
                                                               ------------    ------------   ------------

    Deferred Debits and Other Assets
      Income taxes recoverable
       through future rates..................................      381,981         372,170        385,515
      Abandonment costs......................................       75,237         153,698        125,361
      Harris Plant deferred costs............................      132,194         138,666        144,399
      Unamortized debt expense...............................       64,567          61,672         63,898
      Miscellaneous other property and investments...........      313,766         235,554        264,165
      Other assets and deferred debits.......................      190,651         176,935        185,209
                                                               ------------    ------------   ------------
             Total Deferred Debits and Other Assets..........    1,158,396       1,138,695      1,168,547
                                                               ------------    ------------   ------------
                Total Assets.................................$   8,115,505    $  8,302,064  $   8,184,191
                                                               ============    ============   ============
                 CAPITALIZATION AND LIABILITIES

    Capitalization
      Common stock equity....................................$   2,627,338    $  2,632,999  $   2,632,116
      Preferred stock - redemption not required..............      143,801         143,801        143,801
      Long-term debt, net....................................    2,502,893       2,505,043      2,584,903
                                                               ------------    ------------   ------------
             Total Capitalization............................    5,274,032       5,281,843      5,360,820
                                                               ------------    ------------   ------------
    Current Liabilities
      Current portion of long-term debt......................      252,050         427,630        162,630
      Notes payable (principally commercial paper)...........       15,000           5,000         76,000
      Accounts payable.......................................      133,691         190,077        293,093
      Taxes accrued..........................................      155,901         123,028         20,913
      Interest accrued.......................................       50,969          58,380         54,770
      Dividends declared (Note 2)............................       70,207          70,706         74,111
      Deferred fuel credit (cost)............................       10,584          (3,381)        (9,827)
      Other current liabilities..............................       65,696          49,880         67,510
                                                               ------------    ------------   ------------
             Total Current Liabilities.......................      754,098         921,320        739,200
                                                               ------------    ------------   ------------
    Deferred Credits and Other Liabilities
      Accumulated deferred income taxes......................    1,586,643       1,556,116      1,585,490
      Accumulated deferred investment tax credits............      254,935         266,546        263,588
      Other liabilities and deferred credits.................      245,797         276,239        235,093
                                                               ------------    ------------   ------------
             Total Deferred Credits and Other Liabilities....    2,087,375       2,098,901      2,084,171
                                                               ------------    ------------   ------------
    Commitments and Contingencies (Note 4)

                Total Capitalization and Liabilities.........$   8,115,505    $  8,302,064  $   8,184,191
                                                               ============    ============   ============

    SCHEDULES OF COMMON STOCK EQUITY
    (In thousands)
      Common stock...........................................$   1,534,029    $  1,622,277  $   1,622,277
      Unearned ESOP common stock.............................     (206,654)       (225,409)      (220,725)
      Capital stock issuance expense.........................         (790)           (334)          (790)
      Retained earnings......................................    1,300,753       1,236,465      1,231,354
                                                               ------------    ------------   ------------
             Total Common Stock Equity.......................$   2,627,338    $  2,632,999  $   2,632,116
                                                               ============    ============   ============







    ---------------------
    See Supplemental Data and Notes to Financial Statements.



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